Calculation of Filing Fee Tables
S-8
Claros Mortgage Trust, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	7,243,689	$ 2.2375	$ 16,207,754.14	0.0001381	$ 2,238.30
Total Offering Amounts:						$ 16,207,754.14		$ 2,238.30
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,238.30
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), the Form S-8 registration statement to which this Exhibit 107.1 is attached (the "Registration Statement") shall also register an indeterminate number of additional shares of Common Stock, par value $0.01 ("Common Stock"), of Claros Mortgage Trust, Inc. (the "Registrant") that become issuable under the Registrant's Claros Mortgage Trust, Inc. 2016 Incentive Award Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of Common Stock. (2) Represents (i) 6,500,000 shares of Common Stock authorized for future issuance under the Plan pursuant to an amendment to the Plan that was approved by the Registrant's stockholders on June 3, 2026, plus (ii) 743,689 shares of Common Stock that have become available for issuance under the Plan as a result of the forfeiture, termination, cancellation, expiration or cash settlement of restricted stock units or other stock awards that had been granted under the Plan, pursuant to the terms of the Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price are based upon the average of the high and low sale price of the Common Stock as reported by the New York Stock Exchange on July 13, 2026, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources